CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 13, 1996 appearing on page F-2 of the Oryx Technology Corp.'s Annual Report on Form 10-KSB for the year ended February 29, 1996.



/S/PRICE WATERHOUSE LLP
- -----------------------------
 PRICE WATERHOUSE LLP

San Jose, California
June 25, 1996